ALLEGION REPORTS SECOND-QUARTER 2020 FINANCIAL RESULTS

•Second-quarter 2020 net earnings per share (EPS) of $0.80, compared with 2019 EPS of $1.16; Adjusted 2020 EPS of $0.92, down 27 percent compared with 2019 adjusted EPS of $1.26
•Second-quarter 2020 revenues of $589.5 million, down 19.4 percent compared to 2019, down 18.5 percent on an organic basis
•Second-quarter 2020 operating margin of 16.4 percent, compared with 2019 operating margin of 19.9 percent; Adjusted operating margin of 18.9 percent, compared with 2019 adjusted operating margin of 21.5 percent
•Full-year 2020 reported revenue now estimated to be down 9 to 10 percent with organic revenue decline at 8 to 9 percent; Full-year 2020 EPS outlook of $2.70 to $2.95, and $4.15 to $4.30 on an adjusted basis

DUBLIN (July 23, 2020) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported second-quarter 2020 net revenues of $589.5 million and net earnings of $73.7 million, or $0.80 per share. Excluding charges related to restructuring, adjusted net earnings were $85.1 million, or $0.92 per share, down 27 percent when compared with second-quarter 2019 adjusted EPS of $1.26.

Second-quarter 2020 net revenues decreased 19.4 percent when compared to the prior-year period (down 18.5 percent on an organic basis). Organic revenue declines were precipitous across all regions as the COVID-19 pandemic forced government-mandated shutdowns around the globe. Reported revenues also reflect unfavorable impacts from foreign currency and divestitures.

Second-quarter 2020 operating income was $96.5 million, a decrease of $49.2 million or 33.8 percent compared to 2019. The decrease is related to reduced volume, driven by COVID-19, and restructuring charges taken during the quarter. Adjusted operating income in second-quarter 2020 was $111.2 million, representing a decrease of $46.1 million or 29.3 percent compared to 2019.

Second-quarter 2020 operating margin was 16.4 percent, compared with 19.9 percent in 2019. The adjusted operating margin in second-quarter 2020 was 18.9 percent, compared with 21.5 percent in 2019. The 260-basis-point decrease in adjusted operating margin is driven primarily by COVID-19 related volume impacts in all regions.

“I’m pleased with our operational performance in difficult circumstances and a challenging market,” Chairman, President and CEO David D. Petratis said. “Early on, we took necessary and prudent actions to reduce spending, secure our supply chain, protect liquidity, as well as keep our people safe and our operations running wherever possible. Our markets and business performance showed continuous improvement throughout the quarter.”

The Americas segment revenues decreased 18.5 percent (down 18.1 percent on an organic basis), driven by economic pressure related to COVID-19. Americas non-residential business declined mid-teens, and residential realized a mid-twenties revenue decline in the quarter. The Americas also experienced electronics revenue decline in the low twenties during the quarter.

The EMEA segment revenues were down 21.9 percent (down 20.4 percent on an organic basis), reflecting COVID-19 impacts experienced in the quarter. Effects from the Turkey divestiture last year and unfavorable foreign currency also contributed to the total revenue decline.

The Asia-Pacific segment revenues decreased 22.1 percent (down 18 percent on an organic basis). The revenue decline in the quarter was driven by COVID-19 impacts, weakness in China residential and Australian markets, as well as unfavorable foreign currency effects.

Restructuring
During the quarter, the company incurred restructuring expenses of $14.7 million across all regions and its corporate entity. These charges are primarily related to workforce reductions, intended to optimize and simplify operations and cost structure, but also include charges related to the prior-year closure of the company’s production facility in Turkey.

Additional Items
Interest expense for second-quarter 2020 was $13 million, down from $13.4 million for second-quarter 2019.

Other income net for second-quarter 2020 was $4.4 million, compared to other expense net of $0.7 million in the same period of 2019.

The company’s effective tax rate for second-quarter 2020 was 16.2 percent, compared with 16.9 percent in 2019. The company’s adjusted effective tax rate for second-quarter 2020 was 17.1 percent, compared with 16.7 percent in 2019.

Cash Flow and Liquidity
Year-to-date 2020 available cash flow was $103.6 million, an increase of $25.9 million versus the prior year. The year-over-year increase in available cash flow is due to improvements in net working capital along with lower capital expenditures offsetting lower net earnings.

The company ended second-quarter 2020 with cash and cash equivalents of $302.4 million, as well as $483.7 million of availability under its revolving credit facility.

2020 Outlook
The company is re-issuing outlooks for 2020 for revenue, EPS and available cash flow. All the following estimates assume no further disruptions related to COVID-19.

The company’s total revenue outlook is now projected to be down 9 to 10 percent, and organic revenue is estimated to be down 8 to 9 percent compared to 2019. All regions are now projected to experience organic revenue declines, with Americas down 7.5 to 8.5 percent, EMEA down 9 to 10 percent and Asia Pacific down 10.5 to 12.5 percent.

The company’s EPS outlook now stands at $2.70 to $2.95 with an adjusted EPS outlook of $4.15 to $4.30. Adjustments to 2020 EPS include the non-cash charges related to goodwill and indefinite-lived trade name impairments experienced in the first quarter along with estimated impacts for restructuring costs. The outlook assumes investment spend at approximately $0.05 per share; a full-year adjusted effective tax rate of approximately 13.5 to 14.5 percent; and an average diluted share count for the full year of approximately 93 million shares.

The company’s full-year available cash flow outlook is now projected to be approximately $350 to $370 million.

“We are positioned well for long-term resiliency, with solid underlying fundamentals and the ability to press forward on our vision of seamless access and a safer world,” Petratis added. “Moving into the second half of 2020, we will focus on our strategy, our people and our business execution. We’ll continue to be very disciplined in addressing our expenses, adapting to demand and managing our cash flow and liquidity.”

Conference Call Information
On Thursday, July 23, 2020, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and other institutions. Allegion had $2.9 billion in revenue in 2019, and sells products in almost 130 countries.

For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S.

GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the potential impacts of the global COVID-19 pandemic, the company's 2020 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2019, Form 10-Q for the quarters ended March 31, 2020, and June 30, 2020, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Net revenues	$589.5	$731.2	$1,264.2	$1,386.2
Cost of goods sold	342.9	410.5	724.5	788.6
Gross profit	246.6	320.7	539.7	597.6

Selling and administrative expenses	150.1	175.0	318.0	343.9
Impairment of goodwill and indefinite-lived trade names	—	—	96.3	—
Operating income	96.5	145.7	125.4	253.7

Interest expense	13.0	13.4	25.9	27.1
Other (income) expense, net	(4.4)	0.7	(0.4)	(0.4)
Earnings before income taxes	87.9	131.6	99.9	227.0

Provision for income taxes	14.2	22.2	25.7	37.3
Net earnings	73.7	109.4	74.2	189.7

Less: Net earnings attributable to noncontrolling interests	—	0.1	0.1	0.2

Net earnings attributable to Allegion plc	$73.7	$109.3	$74.1	$189.5

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$0.80	$1.17	$0.80	$2.01

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$0.80	$1.16	$0.80	$2.00

Shares outstanding - basic	92.3	93.8	92.5	94.1
Shares outstanding - diluted	92.7	94.5	93.0	94.8

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$302.4	$355.3
Restricted cash	1.9	3.4
Accounts and notes receivables, net	329.2	329.8
Inventories	293.6	269.9
Other current assets	50.0	43.4
Total current assets	977.1	1,001.8
Property, plant and equipment, net	292.5	291.4
Goodwill	777.7	873.3
Intangible assets, net	488.9	510.9
Other noncurrent assets	297.7	289.8
Total assets	$2,833.9	$2,967.2

LIABILITIES AND EQUITY
Accounts payable	$195.5	$221.0
Accrued expenses and other current liabilities	267.4	285.9
Short-term borrowings and current maturities of long-term debt	0.8	0.1
Total current liabilities	463.7	507.0
Long-term debt	1,428.5	1,427.6
Other noncurrent liabilities	261.7	272.2
Equity	680.0	760.4
Total liabilities and equity	$2,833.9	$2,967.2

ALLEGION PLC
Condensed and Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	Six months ended June 30,
	2020	2019
Operating Activities
Net earnings	$74.2	$189.7
Depreciation and amortization	39.7	41.4
Impairment of goodwill and indefinite-lived trade names	96.3	—
Changes in assets and liabilities and other non-cash items	(82.2)	(124.1)
Net cash provided by operating activities	128.0	107.0

Investing Activities
Capital expenditures	(24.4)	(29.3)
Acquisition of and equity investments in businesses, net of cash acquired	—	(4.6)
Other investing activities, net	(6.2)	(2.3)
Net cash used in investing activities	(30.6)	(36.2)

Financing Activities
Debt proceeds (repayments), net	0.6	(17.9)
Dividends paid to ordinary shareholders	(58.7)	(50.5)
Repurchase of ordinary shares	(94.1)	(133.6)
Other financing activities, net	3.0	1.4
Net cash used in financing activities	(149.2)	(200.6)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.6)	0.4
Net decrease in cash, cash equivalents and restricted cash	(54.4)	(129.4)
Cash, cash equivalents and restricted cash - beginning of period	358.7	290.6
Cash, cash equivalents and restricted cash - end of period	$304.3	$161.2

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net revenues
Americas	$444.3	$545.1	$956.4	$1,020.4
EMEA	111.0	142.2	240.9	285.1
Asia Pacific	34.2	43.9	66.9	80.7
Total net revenues	$589.5	$731.2	$1,264.2	$1,386.2

Operating income (loss)
Americas	$120.8	$161.2	$267.4	$282.1
EMEA	(5.6)	1.6	(4.5)	12.4
Asia Pacific	(3.6)	1.3	(101.5)	(0.2)
Corporate unallocated	(15.1)	(18.4)	(36.0)	(40.6)
Total operating income	$96.5	$145.7	$125.4	$253.7

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name, and other asset impairment charges, restructuring charges, acquisition and integration costs, debt refinancing costs and charges related to the divestiture of businesses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended June 30, 2020				Three months ended June 30, 2019
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$589.5	$—		$589.5	$731.2	$—		$731.2

Operating income	96.5	14.7	(1)	111.2	145.7	11.6	(1)	157.3
Operating margin	16.4%			18.9%	19.9%			21.5%

Earnings before income taxes	87.9	14.7	(2)	102.6	131.6	11.6	(2)	143.2
Provision for income taxes	14.2	3.3	(3)	17.5	22.2	1.7	(3)	23.9
Effective income tax rate	16.2%			17.1%	16.9%			16.7%
Net earnings	73.7	11.4		85.1	109.4	9.9		119.3

Non-controlling interests	—	—		—	0.1	—		0.1

Net earnings attributable to Allegion plc	$73.7	$11.4		$85.1	$109.3	$9.9		$119.2

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$0.80	$0.12		$0.92	$1.16	$0.10		$1.26

(1)Adjustments to operating income for the three months ended June 30, 2020, consist of $14.7 million of restructuring charges. Adjustments to operating income for the three months ended June 30, 2019, consist of $11.6 million of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the three months ended June 30, 2020 and 2019, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the three months ended June 30, 2020 and 2019, consist of $3.3 million and $1.7 million, respectively, of tax expense related to the excluded items discussed above.

	Six months ended June 30, 2020				Six months ended June 30, 2019
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,264.2	$—		$1,264.2	$1,386.2	$—		$1,386.2

Operating income	125.4	114.0	(1)	239.4	253.7	15.7	(1)	269.4
Operating margin	9.9%			18.9%	18.3%			19.4%

Earnings before income taxes	99.9	114.0	(2)	213.9	227.0	15.7	(2)	242.7
Provision for income taxes	25.7	5.6	(3)	31.3	37.3	2.5	(3)	39.8
Effective income tax rate	25.7%			14.6%	16.4%			16.4%
Net earnings	74.2	108.4		182.6	189.7	13.2		202.9

Non-controlling interests	0.1	—		0.1	0.2	—		0.2

Net earnings attributable to Allegion plc	$74.1	$108.4		$182.5	$189.5	$13.2		$202.7

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$0.80	$1.16		$1.96	$2.00	$0.14		$2.14

(1)Adjustments to operating income for the six months ended June 30, 2020, consist primarily of $96.3 million of goodwill and indefinite-lived trade name impairment charges, as well as $17.7 million of restructuring charges and acquisition and integration expenses. Adjustments to operating income for the six months ended June 30, 2019 consist of $15.7 million of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the six months ended June 30, 2020 and 2019, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the six months ended June 30, 2020 and 2019, consist of $5.6 million and $2.5 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended June 30, 2020		Three months ended June 30, 2019
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$444.3		$545.1

Operating income (GAAP)	$120.8	27.2%	$161.2	29.6%
Restructuring charges	3.3	0.7%	1.0	0.2%
Acquisition and integration costs	—	—%	0.2	—%
Adjusted operating income	124.1	27.9%	162.4	29.8%
Depreciation and amortization	8.7	2.0%	9.3	1.7%
Adjusted EBITDA	$132.8	29.9%	$171.7	31.5%

EMEA
Net revenues (GAAP)	$111.0		$142.2

Operating (loss) income (GAAP)	$(5.6)	(5.0)%	$1.6	1.1%
Restructuring charges	7.1	6.4%	9.8	6.9%
Adjusted operating income	1.5	1.4%	11.4	8.0%
Depreciation and amortization	8.2	7.3%	8.1	5.7%
Adjusted EBITDA	$9.7	8.7%	$19.5	13.7%

Asia Pacific
Net revenues (GAAP)	$34.2		$43.9

Operating (loss) income (GAAP)	$(3.6)	(10.5)%	$1.3	3.0%
Restructuring charges	2.4	7.0%	0.5	1.1%
Adjusted operating (loss) income	(1.2)	(3.5)%	1.8	4.1%
Depreciation and amortization	1.1	3.2%	1.3	3.0%
Adjusted EBITDA	$(0.1)	(0.3)%	$3.1	7.1%

Corporate
Operating loss (GAAP)	$(15.1)		$(18.4)
Restructuring charges	1.9		—
Acquisition and integration costs	—		0.1
Adjusted operating loss	(13.2)		(18.3)
Depreciation and amortization	1.1		1.1
Adjusted EBITDA	$(12.1)		$(17.2)

Total
Net revenues	$589.5		$731.2

Adjusted operating income	111.2	18.9%	157.3	21.5%
Depreciation and amortization	19.1	3.2%	19.8	2.7%
Adjusted EBITDA	$130.3	22.1%	$177.1	24.2%

	Six months ended June 30, 2020		Six months ended June 30, 2019
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$956.4		$1,020.4

Operating income (GAAP)	267.4	28.0%	282.1	27.6%
Restructuring charges	3.3	0.3%	2.8	0.3%
Acquisition and integration costs	—	—%	0.6	0.1%
Adjusted operating income	270.7	28.3%	285.5	28.0%
Depreciation and amortization	17.2	1.8%	18.4	1.8%
Adjusted EBITDA	$287.9	30.1%	$303.9	29.8%

EMEA
Net revenues (GAAP)	$240.9		$285.1

Operating (loss) income (GAAP)	(4.5)	(1.9)%	12.4	4.3%
Restructuring charges	7.8	3.3%	10.6	3.8%
Acquisition and integration costs	—	—%	0.1	—%
Impairment of indefinite-lived trade name	1.5	0.6%	—	—%
Adjusted operating income	4.8	2.0%	23.1	8.1%
Depreciation and amortization	16.3	6.8%	16.4	5.8%
Adjusted EBITDA	$21.1	8.8%	$39.5	13.9%

Asia Pacific
Net revenues (GAAP)	$66.9		$80.7

Operating loss (GAAP)	(101.5)	(151.7)%	(0.2)	(0.2)%
Restructuring charges	3.9	5.8%	0.5	0.6%
Acquisition and integration costs	—	—%	0.8	1.0%
Impairment of goodwill and indefinite-lived trade names	94.8	141.7%	—	—%
Adjusted operating (loss) income	(2.8)	(4.2)%	1.1	1.4%
Depreciation and amortization	2.3	3.5%	2.5	3.1%
Adjusted EBITDA	$(0.5)	(0.7)%	$3.6	4.5%

Corporate
Operating loss (GAAP)	$(36.0)		$(40.6)
Restructuring charges	1.9		—
Acquisition and integration costs	0.8		0.3
Adjusted operating loss	(33.3)		(40.3)
Depreciation and amortization	2.2		2.2
Adjusted EBITDA	$(31.1)		$(38.1)

Total
Net revenues	$1,264.2		$1,386.2

Adjusted operating income	239.4	18.9%	269.4	19.4%
Depreciation and amortization	38.0	3.0%	39.5	2.9%
Adjusted EBITDA	$277.4	21.9%	$308.9	22.3%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA

(In millions)

	Six months ended June 30,
	2020	2019
Net cash provided by operating activities	$128.0	$107.0
Capital expenditures	(24.4)	(29.3)
Available cash flow	$103.6	$77.7

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net earnings (GAAP)	$73.7	$109.4	$74.2	$189.7
Provision for income taxes	14.2	22.2	25.7	37.3
Interest expense	13.0	13.4	25.9	27.1
Depreciation and amortization	19.1	19.8	38.0	39.5
EBITDA	120.0	164.8	163.8	293.6

Other (income) expense, net	(4.4)	0.7	(0.4)	(0.4)
Impairment of goodwill and indefinite-lived trade names	—	—	96.3	—
Acquisition and integration costs and restructuring charges	14.7	11.6	17.7	15.7
Adjusted EBITDA	$130.3	$177.1	$277.4	$308.9

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Americas
Revenue growth (GAAP)	(18.5)%	3.5%	(6.3)%	5.7%
Acquisitions and divestitures	0.3%	(0.4)%	0.4%	(0.6)%
Currency translation effects	0.1%	0.2%	0.1%	0.2%
Organic growth (non-GAAP)	(18.1)%	3.3%	(5.8)%	5.3%

EMEA
Revenue growth (GAAP)	(21.9)%	(3.8)%	(15.5)%	(4.4)%
Acquisitions and divestitures	0.2%	—%	0.3%	(0.4)%
Currency translation effects	1.3%	5.5%	1.9%	6.5%
Organic growth (non-GAAP)	(20.4)%	1.7%	(13.3)%	1.7%

Asia Pacific
Revenue growth (GAAP)	(22.1)%	45.8%	(17.1)%	49.7%
Acquisitions	—%	(47.3)%	—%	(54.2)%
Currency translation effects	4.1%	6.2%	5.1%	6.2%
Organic growth (non-GAAP)	(18.0)%	4.7%	(12.0)%	1.7%

Total
Revenue growth (GAAP)	(19.4)%	3.8%	(8.8)%	5.2%
Acquisitions and divestitures	0.3%	(2.3)%	0.3%	(2.8)%
Currency translation effects	0.6%	1.5%	0.8%	1.9%
Organic growth (non-GAAP)	(18.5)%	3.0%	(7.7)%	4.3%